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                                                                    EXHIBIT 24.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Ugly Duckling Corporation:

     We consent to the inclusion of our report dated January 31, 1997, except for Note 19 to the Consolidated Financial Statements which is as of February 13, 1997, on the consolidated financial statements of Ugly Duckling Corporation included herein and to the references to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus.

                                          KPMG Peat Marwick LLP

Phoenix, Arizona

April 11, 1997